UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): March 12, 2009 (March 6, 2009)
Arch Coal, Inc.
(Exact name of registrant as specified in its charter)

Delaware	1-13105	43-0921172
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
CityPlace One
One CityPlace Drive, Suite 300
St. Louis, Missouri 63141
(Address, including zip code, of principal executive offices)
Registrant’s telephone number, including area code: (314) 994-2700
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement
Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant
Item 9.01 Financial Statements and Exhibits
Signatures
Exhibit Index
EX-2.1
EX-10.1

Item 1.01 Entry Into a Material Definitive Agreement.
Amendment to Credit Agreement
     On March 6, 2009, Arch Coal, Inc., a Delaware corporation (the “Company”), entered into an amendment (the “Credit Amendment”) to its credit agreement, dated December 22, 2004 (as amended, the “Credit Agreement”) with the banks named in the Credit Agreement and PNC Bank, National Association, as administrative agent for the banks party thereto.
     The purpose of the Credit Amendment was to correct certain technical deficiencies contained in the negative covenants and other provisions prohibiting the Company and certain subsidiaries from entering into agreements restricting their ability to incur liens, to make certain payments or to issue guarantees. The Credit Amendment also increases the maximum leverage ratio, as determined in accordance therewith. In connection with these changes, the Credit Amendment also increases the interest rates on borrowings under the credit facility contained in the current pricing grid.
     As of March 6, 2009, the Company had approximately $375.0 million of borrowings outstanding under the Credit Agreement.
     Some of the banks under the Credit Agreement and/or their affiliates have or may have had various relationships with the Company and its subsidiaries involving the provision of a variety of financial services, including investment banking, underwriting and commercial banking services, including issuances of letters of credit, for which the financial institutions and/or affiliates receive customary fees, and, in some cases, out-of-pocket expenses.
     The Company described the material terms of the Credit Agreement in Item 1.01 of its Current Report on Form 8-K filed on December 28, 2004 and in Item 1.01 of its Current Report on Form 8-K filed on June 27, 2006, and incorporates those descriptions herein by this reference, appropriately modified as set forth above.
     A copy of the Credit Amendment is filed as Exhibit 10.1 to this Form 8-K and is incorporated in this Item 1.01 by reference. The description of the Credit Amendment set forth in this Item 1.01 is not complete and is qualified in its entirety by reference to the full text of the Credit Amendment set forth on Exhibit 10.1, and readers are encouraged to review the Credit Amendment in its entirety.
Jacobs Ranch Acquisition
     On March 8, 2009, the Company entered into a Membership Interest Purchase Agreement (the “Purchase Agreement”) with Rio Tinto Sage LLC, a Delaware limited liability company (“Seller”), pursuant to which the Company has agreed to purchase from Seller all of the issued and outstanding membership interests of Jacobs Ranch Coal LLC, a Delaware limited liability company (“Jacobs Ranch”). Following consummation of the acquisition, Jacobs Ranch will be wholly-owned by the Company.
     Under the terms of the Purchase Agreement, the aggregate cash consideration to be paid by the Company to Seller at the closing of the transaction is $761.0 million, subject to certain cash, working capital, indebtedness and other adjustments set forth in the Purchase Agreement.
     The Purchase Agreement contains customary representations and warranties, covenants and other terms and conditions, including conditions relating to approvals under competition laws and regulations, and the closing is expected to occur as soon as possible following receipt of such approvals in the relevant jurisdictions. The Purchase Agreement may be terminated at any time prior to the closing, as follows: (a) by mutual written consent of the Company and Seller; (b) by either party if certain required approvals are not obtained within 90 days after the initial filing with the Federal Trade Commission (the “FTC”); (c) by Seller to the Company if closing has not occurred within 180 days after the initial filing with the FTC; (d) automatically if closing has not occurred within 365 days after the initial filing with the FTC; (e) by either party if the other party fails or refuses to consummate the transaction in accordance with the terms of the Purchase Agreement or (f) by Seller if the value of certain encumbrances exceed $10.0 million unless a corresponding adjustment to the purchase price is made.
     In the Purchase Agreement, the parties have agreed to various instances in which a termination fee may be payable by the Company to Seller, including the following: (a) $2.0 million if certain required approvals are not obtained within 90 days after the initial filing with the FTC; (b) $30.0 million if closing has not occurred within 365 days after the initial filing with the FTC or if the Company fails or refuses to consummate the transaction in accordance with the terms of the Purchase Agreement or (c) $50.0 million if the closing has not occurred within 365 days after the initial filing with the FTC solely as a result of the Company’s inability to pay the purchase price.
     There can be no assurance that the transactions contemplated by the Purchase Agreement will be consummated.
     A copy of the Purchase Agreement is filed as Exhibit 2.1 to this Form 8-K and is incorporated in this Item 1.01 by reference. The description of the Purchase Agreement set forth in this Item 1.01 is not complete and is qualified in its entirety by reference to the full text of the Purchase Agreement set forth on Exhibit 2.1, and readers are encouraged to review the Purchase Agreement in its entirety.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
     Information concerning the amounts for which the Company has become obligated under the Credit Agreement, as amended by the Credit Amendment, set forth above under Item 1.01 is hereby incorporated by reference into this Item 2.03.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits
     The following exhibit is attached hereto and filed herewith.

Exhibit
No.	Description

2.1*	Membership Interest Purchase Agreement, dated as of March 8, 2009, by and between Rio Tinto Sage LLC and Arch Coal, Inc.

10.1
Third Amendment to Credit Agreement, dated as of March 6, 2009, by and among Arch Coal, Inc., the banks party thereto, Citicorp USA, Inc., JPMorgan Chase Bank, N.A. and Wachovia Bank, National Association, each in its capacity as syndication agent, Bank of America, N.A. (as successor-by-merger to Fleet National Bank), as documentation agent, and PNC Bank, National Association, as administrative agent for the banks.

*	Certain appendices, exhibits and/or similar attachments to this agreement have been omitted pursuant to Item 601(b)(2) of Regulation
S-K. The registrant will furnish supplementally a copy of any omitted appendix, exhibit or similar attachment to the SEC upon request.

Signatures
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 12, 2009	Arch Coal, Inc.
	By:	/s/ Robert G. Jones
Robert G. Jones
Senior Vice President–Law, General Counsel and Secretary

Exhibit Index

Exhibit
No.	Description

2.1*	Membership Interest Purchase Agreement, dated as of March 8, 2009, by and between Rio Tinto Sage LLC and Arch Coal, Inc.

10.1
Third Amendment to Credit Agreement, dated as of March 6, 2009, by and among Arch Coal, Inc., the banks party thereto, Citicorp USA, Inc., JPMorgan Chase Bank, N.A. and Wachovia Bank, National Association, each in its capacity as syndication agent, Bank of America, N.A. (as successor-by-merger to Fleet National Bank), as documentation agent, and PNC Bank, National Association, as administrative agent for the banks.

*	Certain appendices, exhibits and/or similar attachments to this agreement have been omitted pursuant to Item 601(b)(2) of Regulation
S-K. The registrant will furnish supplementally a copy of any omitted appendix, exhibit or similar attachment to the SEC upon request.